Exhibit 99.1

FOR IMMEDIATE RELEASE

Comscore Reports Third Quarter 2020 Results
Television Revenue Rebounds During Pandemic
Continued Momentum with TV, Digital and Agency Clients
RESTON, Va., November 9, 2020 - Comscore, Inc. (Nasdaq: SCOR), a trusted partner for planning, transacting, and evaluating media across platforms, today reported financial results for the quarter ended September 30, 2020.
Third Quarter 2020 Financial Highlights
•Revenue of $88.0 million compared to $94.3 million in the third quarter of 2019
•Net loss of $11.1 million, or $(0.16) per share compared to a net loss of $10.6 million, or $(0.16) per share in the third quarter of 2019
•Adjusted EBITDA of $7.3 million compared to $6.4 million in the third quarter of 2019
Recent Key Renewals, Partnerships and New Business Developments
•Awarded three new patents: device co-location identification, household device identification, household viewership aggregation
•Local TV – Graham Media Group, Morgan Murphy and Weigel Broadcasting
•National TV – Secured renewal of ESPN’s SEC Network and expanded to include the ACC Network
•Syndicated Digital – News Break, Nextdoor, The Orchard, Truex, and World Surf League
•Activation – Launched advanced streaming behavior segments in Tru Optik Data Marketplace
•Agency – Canvas Worldwide and exclusive agreement with Pinnacle (a major agency representing WeatherTech and others)
•OnDemand – STX Entertainment and Open Road Films
•Connected TV – Partnered with Samba to expand TV footprint and deliver international CTV measurement – signed first major client in EU
•Movies – Secured renewals with over a dozen customers and launched next-generation movie theater management system, signed by Marcus Theatres, fourth largest U.S. theater operator with over 1,100 screens
•Gaming – Twitch expansion for eSports and Gaming
“I am pleased with the progress Comscore made during the third quarter, despite market conditions that remained challenging. Our TV product grew revenue high single digit percentage year-over-year in the quarter, Addressable continued to expand, and we continued to generate higher levels of adjusted EBITDA compared to the prior year,” said Bill Livek, CEO and Executive Vice Chairman of Comscore. “Thus far in 2020, we have recognized more than a $22 million positive swing in adjusted EBITDA due to financial discipline, and we remain well-positioned when the impact of the pandemic eases.”
“As we look to 2021, Comscore is poised to win the future of media measurement with a host of new products centered around a new impressions-based currency with enhanced advertising capabilities. These and other solutions position Comscore to drive long-term value for our media industry partners and shareholders,” Livek concluded.
Third Quarter Summary Results
Revenue in the third quarter of 2020 was $88.0 million, compared to $94.3 million in the year-ago quarter. Ratings and Planning revenue was $62.7 million in the third quarter of 2020, compared to $65.3 million in the year-ago quarter. The decrease was driven by lower revenue from syndicated digital partially offset by higher TV revenue. National TV revenue rose compared to the third quarter of last year due in part to the Company's new partnership with LiveRamp. Local TV revenue was flat compared to the prior year; however, Local TV added and renewed a number of clients in the quarter.

Analytics and Optimization revenue was $17.4 million in the third quarter of 2020 compared to $18.3 million in the year-ago quarter. The decrease was due in part to lower Custom, Lift and Survey revenue compared to the prior year, partially offset by higher Activation revenue which also rebounded sequentially from the second quarter of 2020 when it was impacted by lower ad spending from the pandemic.
Movies Reporting and Analytics revenue was $7.8 million in the third quarter of 2020 compared to $10.7 million in the year-ago quarter. Revenue continues to be impacted by ongoing theater closures. We expect theater closures to continue affecting Movies revenue until theaters reopen at scale.
Expenses from cost of revenues, sales and marketing, research and development and general and administrative were $85.2 million compared to $95.9 million in the year-ago quarter. The decrease relates to a significant reduction in compensation expense due to lower headcount, as well as lower facility costs, professional fees and other general operating expenses. A portion of this reduction relates to temporary actions the Company implemented to reduce costs given the current economic uncertainty.
Net loss for the third quarter of 2020 was $11.1 million, or $(0.16) per share, compared to a net loss of $10.6 million, or $(0.16) per share reported in the year-ago quarter.
For the third quarter of 2020, non-GAAP adjusted EBITDA was $7.3 million, compared to adjusted EBITDA of $6.4 million in the year-ago quarter. Adjusted EBITDA excludes stock-based compensation expense; impairment charges; investigation, litigation and legacy audit-related expense; restructuring expense; change in fair value of financing derivatives, warrants liability and equity securities investment; and other items as presented in the accompanying tables.
Balance Sheet and Liquidity
As of September 30, 2020, cash, cash equivalents and restricted cash totaled $51.8 million, including $19.6 million in restricted cash. Total debt principal as of September 30, 2020, including $204.0 million of senior secured convertible notes, was $223.2 million.
Conference Call Information for today, Monday, November 9th at 5:00 p.m. ET
Management will provide commentary on the Company's results in a conference call today at 5:00 p.m. ET. To access the call, dial +1 844-229-7593 (domestic) or +1 314-888-4258 (international) and reference conference ID # 1886568. Participants are advised to dial in at least 10 minutes prior to the call to register. Additionally, a live webcast of the conference call will be available on the Investor Relations section of the Company's website at ir.comscore.com/events-presentations. Following the conference call, a replay will be available by dialing +1 855-859-2056 (domestic) or +1 404-537-3406 (international) with passcode # 1886568. The replay will also be available via webcast at ir.comscore.com/events-presentations.
About Comscore
Comscore is a trusted partner for planning, transacting and evaluating media across platforms. With a data footprint that combines digital, linear TV, over-the-top and theatrical viewership intelligence with advanced audience insights, Comscore allows media buyers and sellers to quantify their multiscreen behavior and make business decisions with confidence. A proven leader in measuring digital and TV audiences and advertising at scale, Comscore is the industry's emerging, third-party source for reliable and comprehensive cross-platform measurement.
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal and state securities laws, including, without limitation, Comscore's expectations, forecasts, plans and opinions regarding continued momentum with TV, digital and agency clients; the impact of the Covid-19 pandemic on the Company's business, customers and the broader media industry; the impact of movie theater closures; new and enhanced products; adjusted EBITDA achievement; creation of long-term shareholder and partner value; cost reductions; and growth opportunities, market positioning and strategy. These statements involve risks and uncertainties that could cause actual events to differ materially from expectations, including, but not limited to, the scope and duration of the Covid-19 pandemic and related government mandates, changes in consumer behavior, customer payment collections, contract execution and renewals, external market conditions, and Comscore's ability to achieve its expected strategic, financial and operational plans. For additional discussion of risk factors, please refer to Comscore's respective Annual Reports on Form 10-K, Quarterly Reports on

Form 10-Q, and other filings that Comscore makes from time to time with the U.S. Securities and Exchange Commission (the "SEC"), which are available on the SEC's website (www.sec.gov).
Investors are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. Comscore does not intend or undertake, and expressly disclaims, any duty or obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after the date of this press release, or to reflect the occurrence of unanticipated events.
Use of Non-GAAP Financial Measures
To provide investors with additional information regarding our financial results, we are disclosing herein non-GAAP net income (loss) and adjusted EBITDA, which are non-GAAP financial measures used by our management to understand and evaluate our core operating performance and trends. We believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results, as they permit our investors to view our core business performance using the same metrics that management uses to evaluate our performance. Nevertheless, our use of these non-GAAP financial measures has limitations as an analytical tool, and investors should not consider these measures in isolation or as a substitute for analysis of our results as reported under GAAP. Instead, you should consider these measures alongside GAAP-based financial performance measures, net income (loss), various cash flow metrics, and our other GAAP financial results. Set forth below are reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures. These reconciliations should be carefully evaluated.

Press
Neil Ripley
Comscore, Inc.
646-746-0579
press@comscore.com
Investors
Christopher Ferris
Comscore, Inc.
212-277-6547
cferris@comscore.com

COMSCORE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	As of	As of
	September 30, 2020	December 31, 2019
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$32,221	$46,590
Restricted cash	19,613	20,183
Accounts receivable, net of allowances of $2,763 and $1,919, respectively	59,808	71,853
Prepaid expenses and other current assets	16,217	15,357
Total current assets	127,859	153,983
Property and equipment, net	31,269	31,693
Operating right-of-use assets	30,216	36,689
Other non-current assets	4,641	2,979
Deferred tax assets	2,131	2,374
Intangible assets, net	59,041	79,559
Goodwill	417,065	416,418
Total assets	$672,222	$723,695
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$42,130	$44,804
Accrued expenses	47,593	55,507
Contract liabilities	50,040	58,158
Customer advances	8,483	9,886
Warrants liability	1,960	7,725
Current operating lease liabilities	6,886	6,764
Other current liabilities	5,549	7,393
Total current liabilities	162,641	190,237
Secured term note	12,565	12,463
Financing derivatives	14,700	21,587
Senior secured convertible notes	190,533	184,075
Non-current operating lease liabilities	37,868	42,497
Non-current contract liabilities	4,026	291
Deferred tax liabilities	501	287
Other non-current liabilities	15,434	13,284
Total liabilities	438,268	464,721
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value per share; 5,000,000 shares authorized at September 30, 2020 and December 31, 2019; no shares issued or outstanding as of September 30, 2020 and December 31, 2019	—	—
Common stock, $0.001 par value per share; 150,000,000 shares authorized as of September 30, 2020 and December 31, 2019; 78,077,140 shares issued and 71,312,344 shares outstanding as of September 30, 2020, and 76,829,926 shares issued and 70,065,130 shares outstanding as of December 31, 2019	71	70
Additional paid-in capital	1,617,602	1,609,358
Accumulated other comprehensive loss	(10,892)	(12,333)
Accumulated deficit	(1,142,843)	(1,108,137)
Treasury stock, at cost, 6,764,796 shares as of September 30, 2020 and December 31, 2019	(229,984)	(229,984)
Total stockholders' equity	233,954	258,974
Total liabilities and stockholders' equity	$672,222	$723,695

COMSCORE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenues	$87,952	$94,300	$266,046	$293,482

Cost of revenues (1) (2)	46,466	47,390	137,213	152,791
Selling and marketing (1) (2)	17,131	20,421	52,351	68,590
Research and development (1) (2)	9,501	14,064	29,402	49,163
General and administrative (1) (2)	12,136	14,064	41,420	50,541
Amortization of intangible assets	6,750	6,970	20,514	23,151
Restructuring (1)	—	2,270	—	5,149
Investigation and audit related	—	980	—	4,176
Settlement of litigation, net	—	(2,100)	—	2,900
Impairment of right-of-use and long-lived assets	—	—	4,671	—
Impairment of goodwill	—	—	—	224,272
Impairment of intangible asset	—	—	—	17,308
Total expenses from operations	91,984	104,059	285,571	598,041
Loss from operations	(4,032)	(9,759)	(19,525)	(304,559)
Interest expense, net	(9,027)	(8,175)	(26,729)	(23,176)
Other income, net	4,191	6,733	12,862	6,621
(Loss) gain from foreign currency transactions	(2,012)	1,194	(2,152)	768
Loss before income taxes	(10,880)	(10,007)	(35,544)	(320,346)
Income tax (provision) benefit	(241)	(552)	838	2,740
Net loss	$(11,121)	$(10,559)	$(34,706)	$(317,606)
Net loss per common share:
Basic and diluted	$(0.16)	$(0.16)	$(0.49)	$(5.16)
Weighted-average number of shares used in per share calculation - Common Stock:
Basic and diluted	71,222,122	64,157,167	70,638,292	61,603,357
Comprehensive loss:
Net loss	$(11,121)	$(10,559)	$(34,706)	$(317,606)
Other comprehensive loss:
Foreign currency cumulative translation adjustment	2,750	(2,950)	1,441	(2,894)
Total comprehensive loss	$(8,371)	$(13,509)	$(33,265)	$(320,500)

(1) Stock-based compensation expense is included in the line items above as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Cost of revenues	$503	$396	$1,199	$1,880
Selling and marketing	625	756	1,954	3,159
Research and development	386	469	817	1,863
General and administrative	1,010	1,392	3,558	7,368
Restructuring	—	129	—	(137)
Total stock-based compensation expense	$2,524	$3,142	$7,528	$14,133

(2) Excludes amortization of intangible assets, which is presented as a separate line item.

COMSCORE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Nine Months Ended September 30,
	2020	2019
Operating activities:
Net loss	$(34,706)	$(317,606)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	10,317	9,447
Non-cash operating lease expense	4,195	3,987
Amortization expense of finance leases	1,209	1,974
Amortization of intangible assets	20,514	23,151
Bad debt expense	1,664	657
Impairment of goodwill	—	224,272
Impairment of intangible asset	—	17,308
Stock-based compensation	7,528	14,133
Deferred tax provision (benefit)	254	(3,951)
Change in fair value of financing derivatives	(6,887)	(2,900)
Change in fair value of warrants liability	(5,765)	(4,893)
Change in fair value of investment in equity securities	—	2,324
Impairment of right-of-use and long-lived assets	4,671	—
Non-cash interest expense on senior secured convertible notes	3,060	17,374
Accretion of debt discount	5,550	4,607
Amortization of deferred financing costs	1,140	795
Changes in operating assets and liabilities:
Accounts receivable	10,675	14,951
Prepaid expenses and other assets	(2,918)	2,115
Accounts payable, accrued expenses and other liabilities	(12,380)	6,913
Contract liabilities and customer advances	(5,180)	(11,748)
Operating lease liabilities	(4,784)	(6,034)
Net cash used in operating activities	(1,843)	(3,124)

Investing activities:
Proceeds from sale of investment in equity securities	—	3,776
Purchases of property and equipment	(200)	(2,810)
Capitalized internal-use software costs	(11,428)	(8,800)
Net cash used in investing activities	(11,628)	(7,834)

Financing activities:
Proceeds from private placement, net of issuance costs paid	—	19,769
Proceeds from sale-leaseback financing transaction	—	4,252
Proceeds from the exercise of stock options	142	1,191
Payments for taxes related to net share settlement of equity awards	(76)	(1,227)
Principal payments on finance leases	(1,284)	(2,080)
Principal payments on software license arrangements	(258)	(1,997)
Net cash (used in) provided by financing activities	(1,476)	19,908
Effect of exchange rate changes on cash, cash equivalents and restricted cash	8	(658)
Net (decrease) increase in cash, cash equivalents and restricted cash	(14,939)	8,292
Cash, cash equivalents and restricted cash at beginning of period	66,773	50,198
Cash, cash equivalents and restricted cash at end of period	$51,834	$58,490

	As of September 30,
	2020	2019
Cash and cash equivalents	$32,221	$53,839
Restricted cash	19,613	4,651
Total cash, cash equivalents and restricted cash	$51,834	$58,490

Reconciliation of Non-GAAP Financial Measures
The following table presents a reconciliation of net loss (GAAP) to adjusted EBITDA for each of the periods identified:

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2020 (Unaudited)	2019 (Unaudited)	2020 (Unaudited)	2019 (Unaudited)
Net loss (GAAP)	$(11,121)	$(10,559)	$(34,706)	$(317,606)

Interest expense, net	9,027	8,175	26,729	23,176
Amortization of intangible assets	6,750	6,970	20,514	23,151
Depreciation	3,529	3,336	10,317	9,447
Amortization expense of finance leases	425	613	1,209	1,974
Income tax provision (benefit)	241	552	(838)	(2,740)
EBITDA	8,851	9,087	23,225	(262,598)

Adjustments:
Stock-based compensation expense	2,524	3,013	7,528	14,270
Restructuring	—	2,270	—	5,149
Investigation and audit related	—	980	—	4,176
Private placement issuance cost	—	(416)	—	738
Settlement of certain litigation, net	—	(2,100)	—	2,900
Impairment of right-of-use and long-lived assets	—	—	4,671	—
Impairment of goodwill	—	—	—	224,272
Impairment of intangible asset	—	—	—	17,308
Other income, net (1)	(4,072)	(6,385)	(12,506)	(5,469)
Adjusted EBITDA	$7,303	$6,449	$22,918	$746
(1) Adjustments to other income, net, reflect non-cash changes in the fair value of financing derivatives, warrants liability and equity securities investment included in other income, net and certain legal expenses defined by the senior secured convertible notes and classified as general and administrative expenses on our Condensed Consolidated Statements of Operations and Comprehensive Loss. We sold our investment in equity securities in 2019.
The following table presents a reconciliation of net loss (GAAP) to non-GAAP net loss for each of the periods identified:

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2020 (Unaudited)	2019 (Unaudited)	2020 (Unaudited)	2019 (Unaudited)
Net loss (GAAP)	$(11,121)	$(10,559)	$(34,706)	$(317,606)

Adjustments:
Amortization of intangible assets	6,750	6,970	20,514	23,151
Stock-based compensation expense	2,524	3,013	7,528	14,270
Restructuring	—	2,270	—	5,149
Investigation and audit related	—	980	—	4,176
Private placement issuance cost	—	(416)	—	738
Settlement of certain litigation, net	—	(2,100)	—	2,900
Impairment of right-of-use and long-lived assets	—	—	4,671	—
Impairment of goodwill	—	—	—	224,272
Impairment of intangible asset	—	—	—	17,308
Other income, net (1)	(4,072)	(6,385)	(12,506)	(5,469)
Non-GAAP net loss	$(5,919)	$(6,227)	$(14,499)	$(31,111)
(1) Adjustments to other income, net, reflect non-cash changes in the fair value of financing derivatives, warrants liability and equity securities investment included in other income, net and certain legal expenses defined by the senior secured convertible notes and classified as general and administrative expenses on our Condensed Consolidated Statements of Operations and Comprehensive Loss. We sold our investment in equity securities in 2019.
We do not provide GAAP net income (loss) on a forward-looking basis because we are unable to predict with reasonable certainty our future stock-based compensation expense, litigation and restructuring expense, fair value adjustments for financing derivatives and warrants, variable interest expense for outstanding senior secured convertible notes, and any unusual gains or losses without unreasonable effort. These items are uncertain, depend on various factors, and could be material to results computed in accordance with GAAP. For this reason, we are unable without unreasonable effort to provide a reconciliation of adjusted EBITDA or non-GAAP net loss to the most directly comparable GAAP measure, GAAP net income (loss), on a forward-looking basis.

Revenues
Revenues from our three offerings of products and services are as follows:

	Three Months Ended September 30,
(In thousands)	2020 (Unaudited)	% of Revenue	2019 (Unaudited)	% of Revenue	$ Variance	% Variance
Ratings and Planning	$62,718	71.3%	$65,334	69.3%	$(2,616)	(4.0)%
Analytics and Optimization	17,432	19.8%	18,252	19.3%	(820)	(4.5)%
Movies Reporting and Analytics	7,802	8.9%	10,714	11.4%	(2,912)	(27.2)%
Total revenues	$87,952	100.0%	$94,300	100.0%	$(6,348)	(6.7)%

	Nine Months Ended September 30,
(In thousands)	2020 (Unaudited)	% of Revenue	2019 (Unaudited)	% of Revenue	$ Variance	% Variance
Ratings and Planning	$190,018	71.4%	$204,833	69.8%	$(14,815)	(7.2)%
Analytics and Optimization	49,827	18.8%	57,003	19.4%	(7,176)	(12.6)%
Movies Reporting and Analytics	26,201	9.8%	31,646	10.8%	(5,445)	(17.2)%
Total revenues	$266,046	100.0%	$293,482	100.0%	$(27,436)	(9.3)%